UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2012

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania 19406

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 337-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the completion of the previously-announced transactions (the “Contribution”) contemplated by the Contribution and Redemption Agreement dated as of October 15, 2011, as amended (the “Contribution Agreement”), by and among AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP (“ETP GP”) and Heritage ETC, L.P., a Delaware limited partnership (“Heritage ETC”, and together with ETP and ETP GP, the “Contributor Parties”), the Partnership entered into the following agreements with the Contributor Parties and certain entities affiliated therewith:

Amendment No. 2 to the Contribution Agreement

On January 11, 2012, the Partnership and the Contributor Parties entered into Amendment No. 2 (the “Second Amendment”) to the Contribution Agreement. The Second Amendment requires the Contributor Parties to divest the Cylinder Exchange Business (as such term is defined in the Second Amendment) of Heritage Operating, L.P., a Delaware limited partnership (“HOLP”). The Partnership and the Contributor Parties entered into the Second Amendment pursuant to the terms of a Decision and Order approved and issued by the Federal Trade Commission on January 10, 2012.

Pursuant to the Second Amendment, and as previously described in the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2012, the Contributor Parties agreed to cause HOLP to transfer, distribute and/or assign to Heritage Propane Express, LLC, a Delaware limited liability company and an affiliate of the Contributor Parties (“HPX”), HOLP’s interest in the assets and liabilities of the Cylinder Exchange Business prior to the Contribution. The Second Amendment also contemplates that, as promptly as practicable, the Contributor Parties shall cause HPX to use its reasonable best efforts to sell the Cylinder Exchange Business to a third party.

Under the terms of the Second Amendment, the cash portion of the purchase price payable under the Contribution Agreement was reduced by an amount equal to $40 million, subject to a customary post-closing adjustment pursuant to the terms of the Contribution Agreement.

In addition, the Second Amendment provides that, as a condition to the Contribution Closing (as defined in the Contribution Agreement), the Partnership and HPX will enter into a transition services agreement whereby the Partnership will provide HPX with certain transition and supply services related to the Cylinder Exchange Business for up to the later of 12 months after the Contribution Closing or, if requested by a buyer of the Cylinder Exchange Business, 6 months after the closing of the sale of the Cylinder Exchange Business with the option for a 6 month extension at the buyer’s discretion, but in no event to exceed 24 months.

Letter Agreement

On January 11, 2012, the Partnership and the Contributor Parties entered into a letter agreement (the “Letter Agreement”) amending the Contribution Agreement. The Letter Agreement, among other things, provided that the Estimated Closing Date Balance Sheets, Estimated Net Working Capital and Estimated Net Cash (as such terms are defined in the Contribution Agreement) would be calculated as of December 31, 2011, as adjusted to account for the carve-out of the Cylinder Exchange Business, and the Final Closing Date Balance Sheets, Final Net Working Capital, Final Net Cash, Estimated Unearned Distribution Amount and the Estimated Unearned Pro Rata Distribution Amount (as such terms are defined in the Contribution Agreement) would be calculated as of January 18, 2012 for purposes of determining the purchase price adjustment.

Contingent Residual Support Agreement

AmeriGas Finance LLC (“Finance Company”) and AmeriGas Finance Corp., both wholly owned subsidiaries of the Partnership, co-issued $550 million in aggregate principal amount of 6.75% senior notes due 2020 and $1 billion in aggregate principal amount of 7.00% senior notes due 2022 on January 12, 2012, fully and unconditionally guaranteed by the Partnership (collectively, the “2012 Notes”).

The Partnership borrowed $1.5 billion of the net proceeds of the 2012 Notes issuance from Finance Company. The intercompany loan has maturity dates and repayment terms that mirror those of the 2012 Notes (the “Supported Debt”). In connection with the closing of the Contribution and pursuant to the Contribution Agreement, on January 12, 2012, ETP entered into a Contingent Residual Support Agreement (“CRSA”) with the Partnership, Finance Company, AmeriGas Finance Corp. and UGI Corporation pursuant to which ETP will provide contingent, residual support of the Supported Debt. In order for ETP to be required to make a payment pursuant to the CRSA, Finance Company must first exercise remedies against the Partnership (whether through the closing of a bankruptcy proceeding against the Partnership following its administration or following receipt of a final and non-appealable judgment against the Partnership and execution of such judgment against the property of the Partnership, as applicable) and, following such exercise of remedies against the Partnership, a portion of the principal amount of the Supported Debt must remain unpaid. Only in such an event will the CRSA require ETP to make a payment to Finance Company in support of the Supported Debt. ETP shall have no obligation with respect to accrued and unpaid interest on the Supported Debt. The amount of such required payment under the CRSA will be equal to the deficiency, if any, that remains following Finance Company’s exercise of remedies against the Partnership and the liquidation of all available assets pursuant to the exercise of remedies. The CRSA contains restrictions on the ability of the Partnership and Finance Company to (i) repay any principal amount of the Supported Debt or $1.5 billion principal amount of the 2012 Notes (the “Senior Notes”) prior to the applicable maturity date thereof, (ii) refinance all or any portion of the Supported Debt or the Senior Notes, (iii) exchange all or any portion of the Supported Debt or the Senior Notes or (iv) extend the applicable maturity date of any tranche of Supported Debt or Senior Notes, subject in each case to certain exceptions. The CRSA also provides that, upon the maturity date for each tranche of Supported Debt, no additional Supported Debt shall be permitted to be incurred by the Partnership to refinance or replace such tranche of Supported Debt.

The CRSA incorporates by reference certain covenants contained in the indenture covering the Partnership’s 6.25% senior notes due 2019. These incorporated covenants, which include items limiting liens, additional indebtedness, sale and leaseback transactions, and asset sales, among other restrictions, are incorporated by reference into the CRSA for the benefit of ETP. The CRSA also includes a covenant restricting the activities of Finance Company to those transactions related to the issuance of the 2012 Notes and the lending of funds to the Partnership pursuant to the Supported Debt. The CRSA provides that the incorporated covenants regarding limitations on liens and limitations on sale and leaseback transactions and the covenant restricting Finance Company’s activities may only be amended or waived with the consent of ETP, such consent not to be unreasonably withheld. With respect to the other incorporated covenants, so long as the credit rating of the Partnership’s senior unsecured long-term debt has a rating above B3 by Moody’s Investors Service, Inc. and B- by Standard & Poor’s Financial Services, LLC, such covenants will be deemed waived or amended by ETP to the extent such covenants are also waived or amended by the requisite holders of the Partnership’s outstanding senior notes under the Reference Indenture (as defined in the CRSA). If the credit rating of the Partnership’s senior unsecured long-term debt falls below either of the levels set forth above and if ETP reasonably determines that a requested waiver or amendment of such incorporated covenants would reasonably be expected to result in an increased likelihood of the CRSA being called upon, then the consent of ETP shall be required with respect to such waiver or amendment.

The CRSA provides that ETP shall be entitled to appoint one board member to the board of directors of AmeriGas Propane, Inc., the general partner of the Partnership, so long as the Supported Debt remains outstanding, such board member to be reasonably acceptable to the Partnership. In addition, the CRSA also provides that, during the 5 year period following the effective date of the CRSA, UGI Corporation may not cease to control AmeriGas Propane, Inc. in its capacity as the general partner of the Partnership without the consent of ETP (such consent not to be unreasonably withheld). Thereafter, until termination of the CRSA, ETP only has the right to consent to a change of control of AmeriGas Propane, Inc. in its capacity as the general partner of the Partnership if such a change of control would result in a downgrade of the credit rating of the Senior Notes.

Unitholder Agreement

On January 12, 2012, in connection with the closing of the Contribution and pursuant to the Contribution Agreement, the Contributor Parties, the Partnership and Energy Transfer Equity, L.P. (“ETE”) entered into a Unitholder Agreement (the “Unitholder Agreement”) related to the Partnership’s common units issued to Heritage ETC as the Equity Consideration (as defined in the Contribution Agreement). The 29,567,362 common units of the Partnership issued to Heritage ETC (the “Issued Common Units”) represent approximately 34% of the outstanding common units of the Partnership.

Pursuant to the Unitholder Agreement, Heritage ETC (i) agreed to vote the Issued Common Units in a manner consistent with the recommendation of the board of directors of the general partner of the Partnership; (ii) agreed not to transfer any Issued Common Units until January 12, 2013; (iii) agreed not to engage in certain activities and to abide by certain transfer restrictions until such time as the aggregate beneficial ownership of the Contributor Parties and ETE is less than 4.9% of the then outstanding common units of the Partnership; and (iv) were granted certain registration rights with respect to the Issued Common Units.

Amendment No. 2 to Credit Agreement

On June 21, 2011, the Partnership’s subsidiary, AmeriGas Propane, L.P., a Delaware limited partnership (the “Operating Partnership”) entered into a Credit Agreement (as amended, the “Credit Agreement”), among the Operating Partnership, as Borrower, AmeriGas Propane, Inc., the general partner of the Partnership and the Operating Partnership, as a Guarantor thereunder, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Book Manager and a syndicate of financial institutions from time to time party thereto. The terms of the Credit Agreement were described in and attached to the Partnership’s Current Report on Form 8-K filed with the SEC on June 27, 2011.

On January 12, 2012, the parties to the Credit Agreement entered into Amendment No. 2 to Credit Agreement (the “Second Credit Agreement Amendment”), pursuant to which the following modifications, among others, were made to the Credit Agreement: (i) an increase in the Revolving Credit Commitments (as such term is defined in the Credit Agreement) from $325,000,000 to $525,000,000; (ii) an increase in the L/C Commitment (as such term is defined in the Credit Agreement) from (x) the lesser of $100,000,000 and the Revolving Credit Commitment (as such term is defined in the Credit Agreement) to (y) to the lesser of $125,000,000 and the Revolving Credit Commitment (as such term is defined in the Credit Agreement); (iii) an extension of the Revolving Credit Maturity Date (as such term is defined in the Credit Agreement) from (x) the earlier of October 15, 2015 or the date of other termination events under the Credit Agreement to (y) the earlier of October 15, 2016 or the date of other termination events under the Credit Agreement; (iv) a restatement of the definition of Consolidated EBITDA (as defined in the Second Credit Agreement Amendment) to adjust for certain transaction costs and synergies related to the Contribution for a limited time period; and (v) certain amendments to financial covenants for a limited time period as a result of the Contribution.

The above descriptions of the Second Amendment, the Letter Agreement, the CRSA, the Unitholder Agreement, and the Second Credit Agreement Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Second Amendment, the Letter Agreement, the CRSA, the Unitholder Agreement, and the Second Credit Agreement Amendment, which are respectively filed as Exhibits 2.1, 2.2, 10.1, 10.2 and 10.3 hereto, the full text of the Credit Agreement, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on June 27, 2011, the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on October 17, 2011, and the full text of Amendment No. 1 to the Contribution Agreement, which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on December 1, 2011, each of which is incorporated herein by reference.

Item 8.01 Other Events

On January 12, 2012, AmeriGas Propane, Inc., the general partner of the Partnership, issued a press release announcing the completion of the Contribution. A copy of the press release is filed as Exhibit 99.1 hereto.

Information contained in this Current Report on Form 8-K may contain forward-looking statements. Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” “will,” or other similar words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Partnership believes that it has chosen these assumptions or bases in good faith and that they are reasonable. However, the Partnership cautions you that actual results almost always vary from assumed facts or bases, and the differences between actual results and assumed facts or bases can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the following important factors which could affect the Partnership’s future results and could cause those results to differ materially from those expressed in the Partnership’s forward-looking statements: (1) adverse weather conditions resulting in reduced demand; (2) cost volatility and availability of propane, and the capacity to transport propane to the Partnership’s customers; (3) the availability of, and the Partnership’s ability to consummate, acquisition or combination opportunities; (4) successful integration and future performance of acquired assets or businesses; (5) changes in laws and regulations, including safety, tax, consumer protection and accounting matters; (6) competitive pressures from the same and alternative energy sources; (7) failure to acquire new customers and retain current customers thereby reducing or limiting any increase in revenues; (8) liability for environmental claims; (9) increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; (10) adverse labor relations; (11) large customer, counter-party or supplier defaults; (12) liability in excess of insurance coverage for personal injury and property damage arising from explosions and other catastrophic events, including acts of terrorism, resulting from operating hazards and risks incidental to transporting, storing and distributing propane, butane and ammonia; (13) political, regulatory and economic conditions in the United States and foreign countries; (14) capital market conditions, including reduced access to capital markets and interest rate fluctuations; (15) changes in commodity market prices resulting in significantly higher cash collateral requirements; (16) the impact of pending and future legal proceedings; (17) the timing and success of the Partnership’s acquisitions and investments to grow its business; and (18) the Partnership’s ability to successfully integrate acquired businesses, including the Contribution, and achieve anticipated synergies.

These factors, and those set forth in Item 1A. Risk Factors in the Partnership’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Partnership’s forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. The Partnership undertakes no obligation to update publicly any forward-looking statement whether as a result of new information or future events except as required by the federal securities laws.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.		Description

2.1	*	Amendment No. 2, dated as of January 11, 2012, to the Contribution and Redemption Agreement, dated as of October 15, 2012, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P.

2.2		Letter Agreement, dated as of January 11, 2012, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P.

10.1		Contingent Residual Support Agreement, dated as of January 12, 2012, among Energy Transfer Partners, L.P., AmeriGas Finance LLC, AmeriGas Finance Corp., AmeriGas Partners, L.P. and, for certain limited purposes only, UGI Corporation.

10.2		Unitholder Agreement, dated as of January 12, 2012, by and among Heritage ETC, L.P., AmeriGas Partners, L.P., and, for limited purposes, Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., and Energy Transfer Equity, L.P.

10.3		Amendment No. 2, dated as of January 12, 2012 to the Credit Agreement dated as of June 21, 2011 by and among AmeriGas Propane, L.P., as Borrower, AmeriGas Propane, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole

Exhibit No.	Description

Book Manager and Wells Fargo Bank, National Association, Branch Banking and Trust Company, Citibank, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, Citizens Bank of Pennsylvania, The Bank of New York Mellon, Compass Bank, Manufacturers and Traders Trust Company, Sovereign Bank, TD Bank, N.A. and the other financial institutions from time to time party thereto.

99.1	Press Release issued by AmeriGas Propane, Inc., dated January 12, 2012.

*	Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2012

AmeriGas Partners, L.P.
By:	AmeriGas Propane, Inc., its general partner

By:	/s/ Margaret M. Calabrese
Name: Margaret M. Calabrese
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.		Description

2.1	*	Amendment No. 2, dated as of January 11, 2012, to the Contribution and Redemption Agreement, dated as of October 15, 2012, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P.

2.2		Letter Agreement, dated as of January 11, 2012, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P.

10.1		Contingent Residual Support Agreement, dated as of January 12, 2012, among Energy Transfer Partners, L.P., AmeriGas Finance LLC, AmeriGas Finance Corp., AmeriGas Partners, L.P. and, for certain limited purposes only, UGI Corporation.

10.2		Unitholder Agreement, dated as of January 12, 2012, by and among Heritage ETC, L.P., AmeriGas Partners, L.P., and, for limited purposes, Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., and Energy Transfer Equity, L.P.

10.3		Amendment No. 2, dated as of January 12, 2012 to the Credit Agreement dated as of June 21, 2011 by and among AmeriGas Propane, L.P., as Borrower, AmeriGas Propane, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Book Manager and Wells Fargo Bank, National Association, Branch Banking and Trust Company, Citibank, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, Citizens Bank of Pennsylvania, The Bank of New York Mellon, Compass Bank, Manufacturers and Traders Trust Company, Sovereign Bank, TD Bank, N.A. and the other financial institutions from time to time party thereto.

99.1		Press Release issued by AmeriGas Propane, Inc., dated January 12, 2012.

*	Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.